Exhibit 10.12
EMPLOYMENT AGREEMENT
     AGREEMENT dated ______by and between FIRST BANCORP PUERTO RICO (the “Company”) and ______.
     WHEREAS, the Company wishes to retain the services of ______and the retention of ______ services for and on behalf of the Company and FirstBank Puerto Rico (the “Bank”) is of material importance to the preservation and enhancement of the value of the Company’s and the Bank’s business;
     WHEREAS, the Board of Directors of the Company has approved and authorized the execution of this Agreement with ______to take effect as of the date above written.
     WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the granting to ______an amount of options to purchase stock of the Company provided in Section 6 herein, as partial consideration for entering into this Agreement, which will become effective upon execution of this Agreement.
     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Company, the Bank and ______;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties agree as follows:
     1. Employment. The Company agrees to employ ______and ______agrees the employment by the Company for the period stated in Paragraph 4 hereof and subject the other terms and conditions herein provided.
     2. Position and Responsibilities. The Company hereby employs ______as ______and shall carry out and render to the Company and to the Bank such services as are customarily performed by persons holding a similar position. ______shall also perform such other related duties as he may from time to time be reasonably directed in writing, including, but not limited to performing duties for the Company, the Bank and other subsidiaries of the Company. ______shall report to the ______of the Company. In the absence of the President and ______of the Company, ______shall report to the Board of Directors, through the Chairman of the Board, or such other Director as may be designated by the Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Bank may delegate or assign specific tasks to ______, provided that the assignment clearly sets for the priority of the task, and whether it takes precedence over other duties and obligations of ______.
     3. Duties. During the period of employment hereunder, and except for illness, vacation periods, and leaves of absence, the Executive shall devote his business time, attention, skill, and efforts to the faithful performance of his duties as provided herein as is customary for an executive holding a similar position in a financial institution of comparable size.
     ______agrees that, during the term of his employment hereunder, except with the express consent of the Board of Directors, he will not, directly or indirectly, engage or participate, become director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise that directly competes with the Company or its subsidiaries in Puerto Rico; provided, however, that ______shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions so long as such ownership does not require him to devote substantial time to the management or control of the business or activities of any such firm, corporation, business entity or enterprise.
     4. Term. The initial term of employment under this Agreement shall be for a period of ______years, commencing on ______and terminating on ______. On each anniversary of the date of commencement of this Agreement, the term of the employment hereunder shall automatically be extended for an additional one (1) year period beyond the then effective expiration date, unless either party receives written notice, not less than 90 days prior to the anniversary date, advising the other party that this Agreement shall not be further extended. Any such written notice shall not affect any prior extensions of the term of employment hereunder.
     5. Standards. ______shall perform his duties and responsibilities under this Agreement, in accordance with such reasonable standards as established from time to time by the Board of Directors and/or management of the Company and conveyed in writing to ______. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the financial industry (in Puerto Rico).
     Notwithstanding anything to the contrary, nothing in this Agreement will be interpreted in any manner which would tend to limit or interfere with the authority or oversight duties and discretion of the Board of Directors to establish adequate guidelines for the effective management of the Company.
     6. Compensation and Reimbursement of Expenses.
          a) Compensation
     The Company agrees to pay ______during the term of this Agreement a base salary of not less than $______a year.
          b) Performance Bonus
              In addition to the base salary set forth above, the performance of the Executive and of the Bank during each year of employment shall be evaluated on the basis of the Bank’s achievement of the predetermined business objectives contained in the Company’s annual business plan in connection with the areas of endeavor assigned to ______. The contribution of ______to the achievement of the Company’s annual business objectives and his performance in such other functions, as may be reasonably assigned under his charge, will be evaluated by the President and Chief Executive Officer who will recommend to the Compensation Committee payment of a performance bonus in an amount which the Compensation Committee, and ultimately the Board of Directors, may determine their discretion.
          c) Stock Options
              ______shall be entitled to participate in and receive the benefits of any stock option, profit sharing, or other plans, benefits and privileges granted to employees and executives of the Company or its subsidiaries and affiliates which now exist or may come into existence hereafter, to the extend commensurate with his then assigned duties and responsibilities, as recommended by the Compensation Committee and approved by the Board of Directors. The terms and conditions of such stock options will be within the parameters set forth in the employee stock option plan of the Company and/or its subsidiaries or other similar plan under which a benefit or privilege is made available to ______. Notwithstanding the above, the Company agrees that the Initial Stock Option grant is independent from, and shall never be taken into consideration in the determination and approval of the participating rights to be granted to ______, with respect to all or any of the benefits referred to in this subsection (c).
          d) Automobile Expenses
          (i) The Company shall provide ______with a company owned automobile. Such automobile will be furnished in accordance with the existing Company’s executive automobile policy as approved by the Board of Directors. All expenses, including but not limited to insurance, maintenance, repairs, fuel, and lubrication services, shall be provided by the Company.
          (ii) The Company agrees that on a monthly basis, but never more than thirty (30) days after the expenses is incurred by ______, it shall pay or reimburse ______for any gasoline, oil and maintenance or repair expenses incurred by him in the operation of the automobile provided hereunder.
          e) Reimbursement of Expenses
          Not less frequently than monthly, the Company shall pay or reimburse ______for all reasonable travel and other expenses incurred by ______in the performance of his duties under this Agreement.
          f) Club Membership
           The Company will pay for the initiation dues of the Dorado Beach Resort, or any similar club, plus the yearly membership dues during the term of this Agreement or any renewal thereof.
          g) Office
              The Company shall furnish ______with a private office, a private secretary and such other assistance and accommodations as shall be suitable to the character of ______position with the Company and adequate for the performance of his duties hereunder.
     7. Participation in Benefit Plans. The payment and benefits provided in this Agreement are independent and separate of any payment and benefits to which ______may be or may become entitled to under any other present or future group employee benefit plan or insurance programs of the Company for which executives of the Company and or its subsidiaries are or shall become eligible, and

______shall be eligible to receive all benefits and entitlements for which said executives are eligible under every such plan or program.
     8. Voluntary Absences; Vacations and Sick Leave. ______shall be entitled, without loss of pay, to absent himself voluntarily for reasonable periods of time from the performance of his duties and responsibilities under this Agreement. All such voluntarily absences shall count either as paid vacation time or sick leave, unless otherwise provided by the Board of Directors. ______shall be entitled to an annual paid vacation of eighteen (18) working days per every twelve (12) month period, or such longer periods as the Board of Directors may approve, which vacations shall be scheduled by ______with the prior approval of the President and Chief Executive Officer, taking into account the needs of the Company. ______may accumulate unused paid vacation time from twelve (12) month period to the next; provided that such accumulation shall not exceed eighteen (18) working days of unused vacation time from prior twelve (12) month periods. ______shall be entitled to up to fifteen (15) non-cumulative working days of paid sick leave for each twelve (12) month period or such longer non-cumulative working days as the Board of Directors may approve. Upon termination of employment with or without cause, or for any reason, the Company shall pay all accrued and unused vacation days, at the highest rate of salary earned by the Executive, during his tenure.
     9. Benefits Payable Upon Disability or Death. The Company shall, at all times, maintain in effect disability and death benefits insurance for the benefit of ______in an amount at least equal to that maintained for executives of similar rank and which will not be less than that maintained by the Company for all officers and employees. Provided that the Company may increase, but never decrease the benefits which ______and/or the Executive’s heirs would be entitled to thereunder.
     10. Termination of Employment.
          (a) Without cause. The Board of Directors may, without cause, terminate this Agreement at any time, by giving ninety (90) days written notice to ______. In such event, the Executive, if requested by the Board of Directors, shall continue to render his services, and shall be paid his regular salary up to the date of termination. In addition, ______shall be paid from the date of termination a severance payment equal to the annual base compensation amount to which ______ would be entitled to under this Agreement prorated to cover the balance of the three (3) year term.
          ______may, without cause, terminate the Agreement by giving ninety (90) days written notice to the Board of Directors. In such event, the Executive shall continue to render his services and shall be paid his regular salary up to the date of termination, but shall not receive any severance payment.
          (b) With Cause: The Board of Directors may, at any time, terminate this Agreement for cause. In such event, ______shall not be entitled to receive any further compensation from the date of notice of termination. The notice of termination shall be in writing, shall set forth the date of delivery to ______, and the effect of termination shall not be retroactive to a date prior to delivery of such notice. For the purpose of this Agreement, “termination for cause” shall include any act or omission on the part of ______which involves personal dishonesty, willful misconduct, material breach of fiduciary duty, a material violation of any law, rule or regulation relating to the banking industry or a material breach of any provision of this Agreement, such as the willful and continue failure of ______to perform the duties herein set forth. No act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. For purposes of this paragraph, any act or omission to act on the part of ______in reliance upon an opinion of counsel, outside auditor or advisor to the Company or to ______shall not be deemed to be willful or without reasonable belief that the act or omission to act was in the best interest of the Company.
          ______may, with cause, terminate this Agreement. For purposes of this section, termination with cause shall mean a failure of the Company to comply with any material provision of this Agreement, which failure has not been cured within fifteen (15) days of receipt of a written notice by ______of such noncompliance by the Company.
          Either party may submit for arbitration, as provided in Section 22 of this Agreement, among other matters, any controversy that may arise with regard to the cause for termination that is set forth in the written notice of termination provided by the Board of Directors or the Executive, as the case may be.

          (c) If ______is suspended and/or prohibited from participating in the conduct of the Company’s affairs by a notice or order served under Section 8(e)(3),(e)(4) or (g)(1) of the Federal Deposit Insurance Act [12 USC 1818(e)(3), (e)(4) and (g)(1)], or any other similar provision of state or federal law now in place or enacted in the future, the Company’s obligations under this Agreement shall be suspended as of the date of service, unless such prohibition and/or suspension is stayed by appropriate proceedings. If after a hearing is held and upon judicial review, the notice or order suspending and/or prohibiting ______from participating in the affairs of the Company is confirmed, then this Agreement shall be terminated with cause. If the charges in the notice or order are dismissed, the Company shall: (i) pay ______all the compensation withheld while the contractual obligations were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.
          (d) In the event that ______is terminated or he terminates this Agreement, in a manner which violates the provisions of this Section 11, as determined by the arbitration procedure provided in Section 22, ______or the Company, as the case may be, shall be entitled to reimbursement for all reasonable costs, including attorney’s fees, incurred by ______or the Company, as the case may be, in challenging such termination.
     11. Change in Control:
          (a) If during the term of this Agreement there is “change in control” of the Company, as such term is defined in Sub-section (b) hereunder, ______shall be entitled to receive from the Company a severance payment in consideration of having bound himself to employment by the Company and having foregone other business or professional opportunities, actual or potential. The severance payment shall be a lump sum cash payment equal to ______times the base annual compensation, plus ______times the highest cash Performance Bonus paid to ______in any of the three (3) fiscal years prior to the date of the change in control, and (ii) the value of any other benefits provided to ______during the year in which the change in control occurs which are listed and attached hereto as Exhibit A, as it may be amended from time to time. Payment of the amounts set forth in this section 12(a) shall be made on or before the fifth day following the date on which the change of control occurs. If the change of control occurs during the course of the first year and the Performance Bonus has not been paid, the payment hereunder shall be ______times the base annual compensation plus ______times $______.
          (b) The term “change in control” shall be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes which may be cast for the election of directors of the Company or which, by cumulative voting, if permitted by the Company’s charter or bylaws, would enable such third person to elect 50% or more of the directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or any other business combination, sales of assets or contested election, or any combination of the foregoing transactions, the person who were directors of the Company before such transaction shall cease to constitute a majority of the Board of the Company or any successor institution.
          (c) Any payment made to ______pursuant to this Agreement are subject to and conditioned upon their compliance with 12 USC 1828(k) and any regulations promulgated thereunder. The Company through the Bank shall in good faith seek to obtain, if necessary or required, any consents or approvals from the FDIC or any other applicable regulatory agency and any successors thereto with respect to any payments to be made or any benefits to be provided to ______pursuant to the terms of this Agreement.
     12. Confidentiality; Injunctive Relief: Recognizing that the knowledge and information about, or relationships with, the business associates, customers, clients, and agents of the Company and its affiliated companies and the business methods, systems, plans, and policies of the Company and of its affiliated companies which ______will receive, obtain, or establish as an employee of the Company or otherwise are valuable and unique assets of the Company, ______ agrees that, during the continuance of this Agreement and thereafter, he shall not (otherwise than pursuant to his duties hereunder) disclose without the written consent of the Company, any material or substantial, confidential, or proprietary know-how, data, or information pertaining to the Company, or its business, personnel, or plans, to any person, firm, corporation, or other entity, for any reason or purpose whatsoever. ______acknowledges and agrees that all memoranda, notes, records, and other documents made or complied by ______or made available to ______concerning the Company’s business shall be the Company’s exclusive property and shall be delivered by ______to the Company upon expiration or termination of this Agreement or at any other time upon the request of the Company.
          The provision of this Section 13 shall survive the expiration or termination of this Agreement or any part thereof, without regard to the reason therefore.
          ______hereby acknowledges that the services to be rendered by him are of special, unique, and extraordinary character and, in connection with such services he will have access to confidential information concerning the Company’s business. By reason of this, ______consents and agrees that if he violates any of the provisions of this Agreement with respect to confidentiality, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company will be entitled to an injunction to be issued by any court of competent jurisdiction restraining ______ from committing or continuing any such violation of this Agreement. The term “Confidential Information” means: (i) proprietary information of the Company; (2) information marked or designated by the Company as confidential; (3) information, whether or not in written form and whether or not designated as confidential, which is known to ______as treated by the Company as confidential; and (4) information provided to the Company by third parties which the Company is obligated to keep confidential, specifically including customer lists and information. Confidential information does not include any information now or hereafter voluntarily disseminated by the Company to the public, or which otherwise becomes part of the public domain through lawful means.
     13. No Assignments. This Agreement is personal to each of the parties hereto. Neither party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party. However, in the event of the death of ______all his rights to receive payments hereunder shall become rights of his estate.
     14. Benefits. Any benefits due or provided hereunder to ______shall be in addition to, and not in substitution of, any benefit to which ______is otherwise entitled to without regard to the Agreement.

     15. Mitigation. ______shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligation to make the payments and arrangements required to be made under this Agreement.
     16. Notices. All notices required by this Agreement to be given by one party to the other shall be in writing and shall be deemed to have been delivered either:
          (a) When personally delivered to the Office of the Secretary of the Company at his regular corporate office, or ______in person; or
          (b) Five days after depositing such notice in the United States mails, certified mail with return receipt requested and postage prepaid at:
i.	the Company: C/O Office of the Secretary of the Company First BanCorp Puerto Rico PO Box 9146 Santurce, PR 00908-0146

ii.	______
or to such other address as either party may designate to the other by notice in writing in accordance with the terms hereof.
     17. Amendments or Additions; Action by Board of Directors. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. The prior approval by a two-thirds affirmative vote of the full Board of Directors of the Company shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consent or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of the employment of ______with or without cause under Section 11 hereof.
     18. Sections Headings. The Section headings used in this agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     19. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereto.
     20. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Puerto Rico. Venue for the litigation of any and all matters arising under or in connection with this Agreement shall be in the Court of First Instance, San Juan Superior Part for the Commonwealth of Puerto Rico, in the case of state court jurisdiction, or in the U.S. District Court for the District of Puerto Rico, in the case of federal court jurisdiction.
     21. Arbitration. Any controversy as to the interpretation of this Agreement must be submitted before three arbitrators to be appointed by the American Arbitration Association (“AAA”). The rules and regulations of the AAA shall govern the procedures of said arbitration. The award of a majority of arbitrators shall be binding and final on the parties.
     22. The Company agrees to reimburse ______for all reasonable legal fees incurred by him in connection with the negotiation, drafting and execution of this Agreement.
FIRST BANCORP PUERTO RICO
By:

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